Exhibit 10.4
BRIGHAM EXPLORATION COMPANY
NON-QUALIFIED STOCK OPTION AGREEMENT
     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), made and entered into effective as of the                      day of                      20___, by and between Brigham Exploration Company, a Delaware corporation (the “Company”), and                                  (“Director”);
W I T N E S S E T H:
     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Board”) has approved the grant of non-qualified stock options to Director;
     WHEREAS, the stockholders of the Company have also approved the grant of the non-qualified stock options to Director; and
     WHEREAS, subject to the terms and conditions herein provided, this Agreement evidences the grant of an option to Director;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
     1. Grant of Option and Option Period. The Company hereby grants to Director as of the effective date of this Agreement (the “Grant Date”), subject to the provisions of Section 2 hereof and as hereinafter set forth, an option (the “Option”) to purchase                      shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”) at the price of $                     per share (such price being 100% of the Fair Market Value of a share of Common Stock as of the date of grant), at any time or (with respect to partial exercises) from time to time during a period commencing on the first anniversary of the Grant Date and ending on                      , 20___ (the “Option Period”), provided that the number of shares purchasable hereunder in any period or periods of time during which the Option is exercised shall be limited as follows:
     (a) only 20% of such shares are purchasable, in whole at any time or in part from time to time, commencing                     , 20___, if the Director serves as director until that date;
     (b) an additional 20% of such shares are purchasable, in whole at any time or in part from time to time, commencing                     , 20___, if the Director serves as director until that date;
     (c) an additional 20% of such shares are purchasable, in whole at any time or in part from time to time, commencing                     , 20___, if the Director serves as director until that date;
     (d) an additional 20% of such shares are purchasable, in whole at any time or in part from time to time, commencing                     , 20___, if the Director serves as director until that date; and
     (e) the remainder of such shares are purchasable, in whole at any time or in part from time to time, commencing                     , 20___, if the Director serves as director until that date.
     This option is a nonqualified stock option and is not intended to qualify as an incentive stock option under Section 422 of the Code.
     2. Termination of Service. Any provision of Section 1 hereof to the contrary notwithstanding:
     (a) If Director ceases to be a member of the Board on account of Director’s (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, then the Option shall automatically terminate and be of no further force or effect as of the date Director ceases to be a member of the Board;
     (b) If Director shall die during the Option Period while a member of the Board (or during the additional three-month period provided by Section 2(c) hereof), the Option may be exercised, to the extent that Director was entitled to exercise it at the date of Director’s death, only within one year after such death (but not beyond the Option Period), by the executor or administrator of the estate of Director or by the person or persons who shall have acquired the Option directly from Director by bequest or inheritance; and
     (c) If Director ceases to be a member of the Board for any reason (other than the circumstances specified in paragraphs (a) and (b) of this Section 2) within the Option Period, including the failure of the stockholders of the Company to reelect Director as a director, the Option may be exercised, to the extent Director was able to do so at the date of termination of the directorship, only within three months after such termination (but not beyond the Option Period).
     3. Agreement of Director. As consideration for the Company’s grant of the Option, Director agrees to continue to serve the Company as a director at the pleasure of the Company’s stockholders for a continuous period of one year from the Grant Date at the retainer rate and fee schedule, if any, in effect as of the date hereof or at such changed rate or schedule as the Company from time to time may establish; provided, that nothing in this Agreement shall confer upon Director any right to continue as a member of the Board.
     4. Exercise of Option. Subject to the provisions of Section 2, the Option may be exercised, in whole or in part, by Director at any time or (with respect to partial exercises) from time to time during the Option Period and the method for exercising an Option shall be by the personal delivery to the Secretary of the Company of, or by the sending by United States registered or certified mail, postage prepaid, addressed to the Company (to the attention of its Secretary), of, written notice signed by Director specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares, in cash and/or by delivery of shares of Common Stock already owned by Director having an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price, including an actual or deemed multiple series of exchanges of such shares. Any such notice shall be deemed to have been given on the date of receipt thereof (in the case of personal delivery as above-stated) or on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. In addition to the foregoing, promptly after demand by the Company, Director shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise. No shares of Common Stock shall be issued upon exercise of an Option until full payment therefor and for all applicable withholding taxes has been made, and Director shall have none of the rights of a shareholder until shares of Common Stock are issued to Director.
     5. Delivery of Certificates Upon Exercise of the Option. Delivery of a certificate or certificates representing the purchased shares of Common Stock shall be made promptly after receipt of notice of exercise and payment of the purchase price and the amount of any withholding taxes to the Company, if required, provided that the Company shall have such time as it reasonably deems necessary to qualify or register such shares under any law or governmental rule or regulation that it deems desirable or necessary.
     6. Adjustments Upon Changes in Common Stock. In the event that before delivery by the Company of all the shares in respect of which the Option is granted, the Company shall have effected a Common Stock split or dividend payable in Common Stock, or the outstanding Common Stock of the Company shall have been combined into a smaller number of shares, the shares still subject to the Option shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares outstanding, and the purchase price per share shall be decreased or increased so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation, separation or reorganization, including a merger, consolidation or sale of assets, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares still subject to the Option.
     If any “person,” as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, or any “Person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), will become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate forty-nine percent (49%) or more of either the then outstanding shares of Common Stock of the Company or the voting power of the Company (a “Fundamental Change”), then immediately before and contingent upon the consummation of the Fundamental Change, any portion of the Option which is not then vested and exercisable shall become fully vested and exercisable, so that Director shall have an opportunity to exercise the Option prior to and contingent upon the consummation of the Fundamental Change. The Company shall provide to Director at least 30 days’ notice of any pending Fundamental Change during which period Director may elect to exercise the Option effective immediately before and contingent upon consummation of such Fundamental Change.
     7. Transferability. The Option evidenced hereby is not transferable otherwise than by will or by the laws of descent and distribution or with the consent of the Board, and during the lifetime of Director is exercisable only by Director or his or her guardian or legal representative or by transferees of the Director in such circumstance as the Board may approve.
     8. Defined Terms. “Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by Pink OTC Markets Inc. (or its successor, or if Pink OTC Markets Inc. or its successor does not then exist, such over-the-counter quotation service as the Board shall determine), or (iii) if shares of Common Stock are not publicly traded, the most recent value determined in good faith by the Board using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).
     9. Applicable Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except to the extent preempted by Federal law.
     10. Entirety and Modification. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between such parties relating to such subject matter. No modification, alteration, amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

The “Company” BRIGHAM EXPLORATION COMPANY
By:
Ben M. Brigham
President and CEO

“Director”